                                                             Exhibit No. 99(a)

                               [Letterhead]

                                                                         NEWS

Marriott International, Inc. and its wholly owned subsidiary RHG Finance Corporation Announce $720 Million Debt Tenders and Consent Solicitations

   WASHINGTON, D.C., February 24, 1998 - Marriott International, Inc. (the "Company") (MAR/NYSE) today announced that it has commenced cash tender offers and consent solicitations for the Company's outstanding Series A through D Senior Notes (the "Notes"). RHG Finance Corporation ("RHG Finance"), a wholly owned subsidiary of the Company, also announced that it has commenced a cash tender offer and consent solicitation for its outstanding Guaranteed Notes which are guaranteed by Marriott International, Inc. and its subsidiary Renaissance Hotel Group, N.V. (the "Guaranteed Notes").

   The following table sets forth for each of the Notes and Guaranteed Notes to which the offers apply, the CUSIP number, the outstanding principal amount, the securities, the reference security and the fixed spread.

                Outstanding
                 Aggregate
                 Principal            Security           Reference       Fixed
CUSIP No.          Amount            Description          Security       Spread
---------      -------------      -----------------     -----------      ------

571900AA7      $150,000,000        6.750% Series          5.875%         0.27%
                                   A Senior Notes       Due 2/15/04
                                     Due 2003

571900AB5      $200,000,000         7.875% Series         5.500%         0.35%
                                   B Senior Notes       Due 2/15/08
                                     Due 2005

571900AC3      $150,000,000        7.125% Series          5.500%         0.40%
                                   C Senior Notes       Due 2/15/08
                                     Due 2007

571900AD1      $100,000,000        6.750% Series          5.500%         0.45%
                                   D Senior Notes       Due 2/15/08
                                     Due 2009

749928AA5      $120,000,000       RHG Finance Corp.       5.500%         0.40%
                                  8.875% Guaranteed     Due 2/15/08
                                   Notes Due 2005
               ------------

    Total      $720,000,000
               ------------
               ------------


   The tender offers are being made upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statements being mailed to the Company's noteholders and RHG Finance's noteholders on or about February 25, 1998.

   The obligations of the Company, its wholly owned subsidiary, New Marriott MI, Inc., and Sodexho Alliance S.A. to consummate the Reorganization described below are not conditioned on the success of the offers or consent solicitations.

   Under the terms of the tender offers, the consideration for each $1,000 principal amount of Notes and Guaranteed Notes will be calculated based on the yield on an applicable United States Treasury reference security, plus an applicable fixed spread, less the consent payment described below. The consideration will also include accrued and unpaid interest. The consideration will be set two days prior to the expiration of the tender offers. The tender offers will expire at 9:00 a.m., New York City time, on Friday, March 27, 1998 unless extended or earlier terminated by the Company.

                                    (more)

   The Company and RHG Finance are also soliciting consents from the holders of Notes and Guaranteed Notes, respectively, to amend the respective indentures under which the Notes and Guaranteed Notes were issued. Each holder who tenders Notes and Guaranteed Notes and validly consents to the proposed amendments prior to the applicable consent time will be paid $20.00 in cash for each $1,000 in principal amount of Notes and Guaranteed Notes validly tendered and accepted for payment. The consent time for each consent solicitation is 5:00 p.m., New York City time, on Tuesday, March 10, 1998. Holders tendering their Notes or Guaranteed Notes prior to the consent time will be required to consent to amendments which will eliminate or modify most of the covenants contained in the respective indentures governing the Notes and the Guaranteed Notes.

   Merrill Lynch & Co. and Lehman Brothers Inc. are the dealer managers and consent solicitation agents for the tender offers and the consent solicitations.

   The offers and consent solicitations are being made in connection with the reorganization of the Company (the "Reorganization"), which consists of the planned spinoff of the Company's lodging (including timeshare resort development and operations), senior living services and distribution services businesses and the subsequent merger of the Company's North American food service and facilities management business (Marriott Management Services) with the North American food service and facilities management operations of Sodexho Alliance, S.A. Following the Reorganization, the company to be spun off ("New Marriott") will adopt the name "Marriott International, Inc.," and the Company will assume the name "Sodexho Marriott Services, Inc." ("SMS").

   If the requisite consents to a supplemental indenture are obtained and the supplemental indenture with respect to any series of Notes becomes effective, any Notes of such series not tendered and accepted for payment will remain obligations of SMS. If the requisite consents to a supplemental indenture are not obtained, all Notes of the applicable series that have not been tendered and accepted for payment will become obligations of New Marriott. Regardless of the outcome of the consent solicitation for its Guaranteed Notes, RHG Finance will become a subsidiary of New Marriott as part of the Reorganization, and New Marriott will assume the Company's obligations as guarantor of the Guaranteed Notes. After the Reorganization, SMS will be substantially more leveraged on a relative basis than the Company was before the Reorganization, and New Marriott will have significantly less debt than the Company had before the Reorganization.

   New Marriott will be one of the world's leading hospitality companies with more than 1,500 operating units, over 140,000 employees and 1997 sales in excess of $9 billion. The Company believes that New Marriott's ability to participate aggressively in the global consolidation of the lodging industry, as well as the senior living services industry within the United States, will be significantly enhanced by the Reorganization. The Company also believes that New Marriott will have substantially greater investment capacity after the Reorganization than the Company has today.

   The Company will not effect the Reorganization in the event that the Reorganization is not approved by its stockholders at a special meeting called for such purpose on March 17, 1998. The closing of the Reorganization is also subject to certain other conditions. In the event any of these conditions is not satisfied and the Reorganization is not consummated, the Company is under no obligation to accept tendered Notes for payment.

                                     (more)

   This news release is neither an offer to purchase the Notes nor a solicitation of an offer to sell the Notes. The tender offers and consent solicitations are only made pursuant to the offering documents. Questions regarding the terms of the tender offers and consent solicitations may be directed to Merrill Lynch & Co. at (888) 654-8637, attention: Susan Weinberg, or Lehman Brothers Inc. at (800) 438-3242, attention: Scott Macklin. Copies of the offering documents may be obtained by calling MacKenzie Partners, Inc., at (212) 929-5500 (call collect) or (800)322-2885 (toll free).

   MARRIOTT INTERNATIONAL, INC. is a leading worldwide hospitality company, with nearly 4,600 units in the United States and 53 other countries and territories. The Company is headquartered in Washington, D.C. and has approximately 195,000 employees. In fiscal year 1997, Marriott International reported total sales of $12.0 billion.

   Note: This press release contains "forward-looking statements" within the meaning of federal securities law, including statements concerning new Marriott's investment capacity and its ability to participate in the ongoing consolidation of the lodging and senior living services industries; business strategies and their intended results, and similar statements concerning anticipated future events and expectations that are not historical facts. The forward-looking statements in this press release are subject to numerous risks and uncertainties, including the effects of economic conditions; changes in supply and demand for hotel rooms, vacation club resorts and senior living accommodations; competitive conditions in the lodging, management services and other contract services industries; relationships with clients and property owners; the impact of government regulations; and, the availability of capital to finance growth, which could cause actual results to differ materially from those expressed in or implied by the statements herein.

                                    ###


Contact:  Corporate Relations, 301-380-7770


                                       3